UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 18, 2015
(Date of earliest event reported)

Yuma Energy, Inc.
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-32989	94-0787340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 968-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2015, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Yuma Energy, Inc. (the “Company”) approved a form of stock appreciation rights award agreement (the “SARs Agreement”) for stock appreciation right awards to be granted to employees, consultants and directors of the Company from time to time under the Company’s 2014 Long-Term Incentive Plan (the “Plan”).

On August 18, 2015, the Committee approved long-term equity incentive awards under the Plan for Sam L. Banks, President and Chief Executive Officer of the Company, Paul D. McKinney, Executive Vice President and Chief Operating Officer of the Company, and Kirk F. Sprunger, Chief Financial Officer of the Company. The table below sets forth the restricted stock awards and the stock appreciation right awards for Messrs. Banks, McKinney and Sprunger, as follows:

Executive	Shares of Restricted Common Stock	Shares of Common Stock Underlying the Stock Appreciation Rights
Sam L. Banks	569,455	570,595
Paul D. McKinney	468,595	469,534
Kirk F. Sprunger	313,289	313,917

The restricted stock awards and the stock appreciation right awards will vest in three equal annual installments beginning on May 31, 2016, subject to acceleration under certain circumstances as provided in the Plan or otherwise agreed to by the Company. Each stock appreciation right was issued with an exercise price of $0.605 per stock appreciation right, which was the closing market price for a share of the Company’s common stock on August 18, 2015.

The description of the form of SARs Agreement contained in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the form of SARs Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Form of Stock Appreciation Rights Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

	By:	/s/ Sam L. Banks
	Name:	Sam L. Banks
Date: August 24, 2015	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Stock Appreciation Rights Award Agreement.